Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report on Form 10-K of Clear-Lite Holdings, Inc., for the year ended July 31, 2009, I, David Briones, Chief Financial Officer of Clear-Lite Holdings, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Yearly Report on Form 10-K for the year ended July 31, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Yearly Report on Form 10-K for the year ended July 31, 2009, fairly represents in all material respects, the financial condition and results of operations of Clear-Lite Holdings, Inc.

Date: November 13, 2009

/s/ David Briones
David Briones
Chief Executive Officer
(Principal Financial officer and Principal Accounting Officer)